Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”), is made effective as of May 1, 2018 (the “Effective Date”) by and between PRA Health Sciences, Inc., a Delaware corporation (the “Parent”), PRA International, LLC, a Delaware limited liability company (the “Company”) and Linda Baddour (“Executive”).

WHEREAS, Executive is employed by the Company, serving as Executive Vice President and Chief Financial Officer of both Parent and the Company, pursuant to an Employment Agreement dated as of July 1, 2015 (the “Employment Agreement”);

WHEREAS, Executive has announced her desire to retire from her current position as Chief Financial Officer of both Parent and the Company effective May 1, 2018;

WHEREAS, Executive has agreed to continue to serve as a special advisor to the Chairman and Chief Executive Officer of the Parent (the “CEO”) for a period thereafter as more fully set forth herein in order to ensure a smooth transition of the duties and responsibilities performed by Executive; and

WHEREAS, the parties wish to modify, in part, the terms of the Employment Agreement and document the terms of the transition services arrangement with Executive as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, Parent, the Company and the Executive agree as follows:

1.                                      Employment Period.

(a)                                 As of the Effective Date, Executive shall relinquish her title as Chief Financial Officer of both Parent and the Company, but retain her title as Executive Vice President of Parent and the Company, and shall continue to be employed by Parent and the Company, until the Termination Date (as defined below) (such period, the “Employment Period”), pursuant to the terms of the Employment Agreement, subject only to the modifications set forth in Section 2 below.

(b)                                 “Termination Date” shall mean the earliest to occur of (i) the date of Executive’s termination of employment with the Company for any reason set forth in Section 6 of the Employment Agreement (as modified herein) and (ii) September 30, 2018.

2.                                      Employment Agreement Modifications.  During the Employment Period, the terms of the Employment Agreement shall remain in full force and effect, except as modified below:

(a)                                 In lieu of Executive’s position as Chief Financial Officer, as of the Effective Date, Executive shall assume the position of special advisor to the CEO, with duties and responsibilities as reasonably assigned by the CEO during the Employment Period, principally relating to the transition of her roles to the new Chief Financial Officer.

(b)                                 Executive shall devote not less than twenty (20) hours per week to the performance of her duties and responsibilities under this Agreement.

(b)                                 Executive’s base salary during the Employment Period shall be an annualized rate of two hundred thirty-nine thousand dollars ($239,000), pro rated for the Employment Period. Executive shall continue to participate in the same benefits and perquisites maintained by the Company for senior executives.

(c)                                  Executive shall not be eligible to receive the Annual Bonus, as contemplated in Section 4(b) of the Employment Agreement, payable in respect of the 2018 calendar year.

(d)                                 The provisions of Sections 6(a) (Resignation for Good Reason), 6(d) (Termination without Cause) and 8 (Change in Control) of the Employment Agreement shall cease to be applicable or effective.

(e)                                  Upon any termination of Executive’s employment during the Employment Period, Executive shall only be entitled to the Accrued Obligations (as defined in Section 7(a)(i) of the Employment Agreement) and the “Equity Rights” described in Section 7(a)(iii) of the Employment Agreement, and shall not otherwise be entitled to any other payments or benefits described in Section 7 of the Employment Agreement as a result of any such termination.

3.    Counterparts. This Agreement may be executed in one or more counterparts, which shall, collectively and separately, constitute one agreement.

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IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date first above written.

PRA HEALTH SCIENCES, INC.

By:	/s/ Colin Shannon
Colin Shannon
Chairman & Chief Executive Officer

PRA INTERNATIONAL, LLC
By: PRA Holdings, Inc., its Managing Member

By:	/s/ Colin Shannon
Colin Shannon
President

EXECUTIVE:

/s/ Linda Baddour
Linda Baddour